Exhibit 24
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of American Capital Senior Floating, Ltd., a corporation organized under the laws of the state of Maryland (the “Corporation”), hereby constitute and appoint Malon Wilkus, John R. Erickson and Samuel A. Flax, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents for him and on his behalf and in his name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form N-2 or any other appropriate form and all amendments or supplements (including post‑effective amendments) thereto with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration of the Corporation’s Common Stock, $0.01 par value per share, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned director has hereunto set her hand and seal, as of the date specified.

AMERICAN CAPITAL SENIOR FLOATING, LTD.
Dated: September 15, 2013	/s/ Malon Wilkus
Malon Wilkus Chair and Chief Executive Officer

Signature	Title	Date
/s/ Malon Wilkus____________ Malon Wilkus	Director, Chair and Chief Executive Officer (Principal Executive Officer)	September 15, 2013
/s/ John R. Erickson__________ John R. Erickson	Chief Financial Officer and Executive Vice President (Principal Financial and Accounting Officer)	September 15, 2013